Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director of Rockwell Collins, Inc., a Delaware corporation (the "Company"), hereby constitute ROBERT J. PERNA , PATRICK E. ALLEN and TATUM J. BUSE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and any amendments thereto.

Signature	Title	Date

/s/ Robert K. Ortberg	Chairman, President and Chief Executive Officer	November 10, 2015
Robert K. Ortberg

/s/ Anthony J. Carbone	Director	November 10, 2015
Anthony J. Carbone

/s/ Chris A Davis	Director	November 10, 2015
Chris A. Davis

/s/ Ralph E. Eberhart	Director	November 10, 2015
Ralph E. Eberhart

/s/ John A. Edwardson	Director	November 10, 2015
John A. Edwardson

/s/ David Lilley	Director	November 10, 2015
David Lilley

/s/ Andrew J. Policano	Director	November 10, 2015
Andrew J. Policano

/s/ Cheryl L. Shavers	Director	November 10, 2015
Cheryl L. Shavers

/s/ Jeffrey L. Turner	Director	November 10, 2015
Jeffrey L. Turner